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                                                                   Exhibit 10.37

                                                                  EXECUTION COPY


                      AMENDMENT NO. 1, WAIVER AND CONSENT

     AMENDMENT NO. 1, WAIVER AND CONSENT to the Credit Agreements (hereinafter defined), dated as of May 26, 1999, among Advanced Radio Telecom Corp. ("ART"), the Lenders named in the Credit Agreements and Lucent Technologies Inc., as Administrative Agent. Capitalized terms used herein without definition shall have the meaning specified in the Credit Agreements.

     WHEREAS, ART and the Lenders are parties to that certain Credit Agreement (the "PM Credit Agreement"), dated as of September 17, 1998;

     WHEREAS, ART and the Lenders are parties to that certain Working Capital Credit Agreement (the "WC Credit Agreement", together with the PM Credit Agreement, the "Credit Agreements") dated as of September 17, 1998;

     WHEREAS, ART is entering into a transaction (the "Oak Transaction") pursuant to which Oak Investment Partners and certain other investors ("Investors") will purchase Series A and Series B Preferred Stock of ART in accordance with the terms set forth in a Preferred Stock Purchase Agreement dated as of May __, 1999 among ART and the Investors (the "SPA") in exchange for an investment of approximately $251,000,000 (the "Oak Investment"), subject to the approval of ART's shareholders;

     WHEREAS, pending such shareholder approval, the Investors will advance all or part of the Oak Investment as a bridge loan to ART (the "Bridge Loan"), with the principal amount plus accrued interest of the Bridge Loan to be applied to the purchase price of the Series A and Series B Preferred Stock at closing;

     WHEREAS, ART has requested that the Lender amend the Credit Agreements as set forth in Section 1 below and waive compliance with certain provisions in the Credit Agreements, and the Lenders are willing to amend the Credit Agreements and so waive in accordance with the terms and conditions hereof;

     NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
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     1. Amendments to Credit Agreements.
        -------------------------------

          1.1  Amendments to PM Credit Agreement
               ---------------------------------

               1.1.1 Definitions.  Section 1.01 of the PM Credit Agreement is
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hereby amended to add the following definition in alphabetical order in such section:

                     "Oak Transaction" means an investment of approximately $250,000,000 by Oak Investment Partners and certain other investors in Series A and Series B Preferred Stock of the Borrower and related transactions pursuant to a Preferred Stock Purchase Agreement dated May __, 1999 among the Borrower and such investors (the "SPA"), including a bridge loan to the Borrower pending the approval of the Oak Transaction by stockholders of the Borrower, on terms substantially similar to the terms set forth in the term sheet attached as Appendix I to Amendment No. 1, Waiver and Consent to this Agreement dated as of May __, 1999.

               1.1.2 Section 6.01 Indebtedness.  Section 6.01 of the PM Credit
                     -------------------------
Agreement is hereby amended to add a new subsection (h) on page 70 as follows and to renumber existing subsections (h) and (i) as subsections (i) and (j), respectively:

                    "(h) Indebtedness in an aggregate principal amount not exceeding $50,000,000, consisting of a bridge loan or bridge loans to the Borrower in connection with the Oak Transaction on the terms set forth in Section 1.3 of the SPA and in the notes referenced therein;"

          1.2  Amendments to Working Capital Credit Agreement.
               ----------------------------------------------

               1.2.1 Definitions.  Section 1.01 of the WC Credit Agreement is
                     -----------
hereby amended to add the following definition in alphabetical order in such section:

                    "Oak Transaction" means an investment of approximately $250,000,000 by Oak Investment Partners and certain other investors in Series A and Series B Preferred Stock of the Borrower and related transactions pursuant to a Preferred Stock Purchase Agreement dated May __, 1999 among the Borrower and such investors (the "SPA"), including a bridge loan to the Borrower pending the approval of the Oak Transaction by stockholders of the Borrower, on terms substantially similar to

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                    the terms set forth in the term sheet attached as Appendix I to Amendment No. 1, Waiver and Consent to this Agreement dated as of May __, 1999.

               1.2.2 Definition of Maturity Date.  Section 1.01 of the WC
                     ---------------------------
Credit Agreement is hereby amended by deleting the words "June 30, 1999" appearing in the definition of "Maturity Date" and replacing them with the phrase "the earlier to occur of the 150th day after the date the SPA is signed and the date of the final vote of ART's stockholders on the Oak Transaction."

               1.2.3 Definition of Prepayment Event.  The definition of
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"Prepayment Event" in Section 1.01 of the WC Credit Agreement is hereby amended to add the following words at the end of such definition:

                     "provided further, that none of the funds received in
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                     connection with the Oak Transaction shall be deemed to be
                     Net Proceeds of a Prepayment Event or Net Proceeds received in respect of events described in clauses (a) and (b) above for purposes of calculating the first $50,000,000 of Net Proceeds pursuant to the first proviso of this definition."

               1.2.4 Section 2.16 Extension of Maturity Date.  Section 2.16
                     ---------------------------------------
of the WC Credit Agreement is hereby amended by deleting the last proviso to the last sentence thereof.

               1.2.5 Section 6.01 Indebtedness.  Section 6.01 of the WC
                     -------------------------
Credit Agreement is hereby amended by (a) deleting the word "and" appearing at the end of clause (f) thereof, (b) deleting the period at the end of clause (g) thereof and substituting therefor "; and" and (c) adding a new subsection (h) on page 50 as follows:

                    "(h) Indebtedness in an aggregate principal amount not exceeding $50,000,000, consisting of a bridge loan or bridge loans to the Borrower in connection with the Oak Transaction on the terms set forth in Section 1.3 of the SPA and in the notes referenced therein,"

     2.  Waiver of Certain Provisions of the Credit Agreements.
         -----------------------------------------------------

          2.1  PM Credit Agreement.  The Lender hereby waives (i) any
               -------------------
requirement for prepayment of Borrowings under Section 2.09(e) of the PM Credit Agreement as a result of any Repayment of the Bridge Loan, (ii) any Event of Default under Article VII (m) of the PM Credit Agreement related to the Oak Transaction; provided that the Investors do not purchase

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securities representing more than 45% of the voting power of ART's outstanding capital stock and (iii) the provisions of Sections 6.21 through and including
6.23 of the PM Credit Agreement, which waiver shall extend for a period beginning on the date hereof and terminating on October 31, 1999.

          2.2  WC Credit Agreement.  The Lender hereby waives (i) any Event of
               -------------------
Default under Article VII(l) of the WC Credit Agreement related to the Oak Transaction and (ii) the provisions of Sections 6.15 through and including 6.16 of the WC Credit Agreement, which waiver shall extend for a period beginning on the date hereof and terminating on October 31, 1999.

     3.   Ratification.  Except as provided herein, the Credit Agreements and
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the Loan Documents are each in all respects ratified and confirmed and the terms and conditions thereof in all respects remain in full force and effect.

     4.   Governing Law.  This Agreement shall in all respects be governed by,
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and construed and enforced in accordance with the laws of the State of New York.

     5.   Miscellaneous.  This Agreement shall be binding upon and inure to the
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benefit of and be enforceable by the respective successors and assigns of the parties hereto. This Agreement embodies the entire agreement and understanding between ART and the Lender and supersedes all prior agreements and understandings relating to the subject matter hereof, except as otherwise provided in Section 3 hereof. If any provision hereof or any application thereof shall be invalid or unenforceable, the remainder hereof and any other application of such provision shall not be affected thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives thereunto duly authorized as of the date first above written.

                              ADVANCED RADIO TELECOM CORP.


                              By:  /s/ R. S. McCambridge
                                   ---------------------------------------------
                              Name:  R. S. McCambridge
                              Title: Executive Vice President & CFO

                              LUCENT TECHNOLOGIES INC.
                              individually and as Administrative Agent


                              By:  /s/ Paul A. Hayes
                                   ---------------------------------------------
                              Name:  Paul A. Hayes
                              Title: Director, NA Customer Finance

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